Exhibit 99.1

1301 MCKINNEY STREET SUITE 2800 HOUSTON, TX 77010

NEWS RELEASE

ZAZA ENERGY CORPORATION NAMES CHIEF ACCOUNTING OFFICER PAUL F. JANSEN AS CHIEF FINANCIAL OFFICER

Company Increases Efficiency by Consolidating Positions of CAO and CFO

Former CFO Ian H. Fay Assumes Role of Outside Strategic Advisor

HOUSTON, TX (May 20, 2014) ZaZa Energy Corporation (“ZaZa” or the “Company”) (NASDAQ: ZAZA) today announced that Paul F. Jansen, currently the Company’s Chief Accounting Officer (CAO), also will assume the position of Chief Financial Officer (CFO) effective May 19, 2014.

ZaZa’s President and CEO, Todd A. Brooks commented, “Over the course of the last year, the Company has been working to streamline its operations and further reduce overhead. The consolidation of the CAO and CFO offices will increase ZaZa’s efficiency as we grow our production base.”

Prior to joining the Company in March 2013, Mr. Jansen was Controller and CAO for Crimson Exploration Inc., a Texas based public oil and gas company, which merged with Contango Oil & Gas Company last year. Previously, he worked for PricewaterhouseCoopers LLP, serving public and private clients in the oil and gas industry.

Mr. Brooks continued, “Paul Jansen is a talented financial professional who has demonstrated tremendous capability as our CAO.  His experience at the Company makes him uniquely qualified to hold the consolidated position and ensures a seamless transition as we move forward.”

Mr. Jansen replaces Mr. Ian H. Fay, whose focus was on streamlining the Company and restructuring the balance sheet in preparation for further development of its acreage. Mr. Fay will continue to serve as an outside strategic advisor to ZaZa, the role he played for ZaZa and other companies prior to assuming the position of CFO.

Mr. Brooks stated, “It has been my pleasure to work closely with Ian over the past two years, and I am thankful for all of his hard work and dedication.  I look forward to continuing to work with him in his role as strategic advisor.”

About ZaZa Energy Corporation

Headquartered in Houston, Texas, ZaZa Energy Corporation is an independent oil and gas company focused on the exploration and production of unconventional oil and gas assets.  We currently operate primarily through joint ventures in the Eaglebine trend in East Texas and the Eagle Ford trend in South Texas.  More information about the Company may be found at www.zazaenergy.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact are forward-looking statements.  The Company’s forward looking statements are typically preceded by, followed by or include words such as “will,” “may,” “could,” “would,” “should,” “likely,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “project,” “plan,” “intend” and similar words or expressions.  The Company’s forward-looking statements are not guarantees of future performance and are only predictions and statements of the Company’s beliefs based on assumptions that may prove to be inaccurate.  Forward-looking statements involve known, unknown or currently unforeseen risks and uncertainties that may be outside of the Company’s control and may cause the Company’s actual results and future developments to differ materially from

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those projected in, and contemplated by, such forward-looking statements.  Risks, uncertainties and other factors that could cause the Company’s actual results to materially differ from the expectations reflected in the Company’s forward-looking statements include, without limitation, the terms and timing of Mr. Fay’s consulting arrangement, as well as whether that documentation is finalized.  Any forward-looking statements made by the Company in this release and in other written and oral statements are based only on information currently available to the Company and speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future developments or otherwise.

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JMR Worldwide

Jay Morakis, Partner

+1 212-266-0191

jmorakis@jmrww.com